Exhibit 99.1

NEWS

Contacts:
Fredric D. Price                                     Sharon Karlsberg
Chairman and Chief Executive Officer                 Director
BioMarin Pharmaceutical Inc.                         Feinstein Kean Healthcare
(415) 884-6700                                       (617) 577-8110

Investor Relations
(415) 884-6777

For Immediate Release:

                BioMarin Announces $45 Million Private Placement

                    UBS Warburg LLC Served as Placement Agent

Novato, CA, May 17, 2001 -- BioMarin Pharmaceutical Inc. (Nasdaq and SWX New
Market: BMRN) today announced the completion of a $45 million private placement of common stock, and the concurrent issuance of warrants for the purchase of common stock, with a select group of institutional investors, including, among others: OrbiMed Advisors, LLC; Franklin Resources Inc.; equity4life; MPM BioEquities Fund; and Orbitex Management Inc.

Under the terms of the financing, BioMarin sold approximately 4.8 million shares of its common stock at $9.45 per share and issued warrants to purchase approximately 700,000 shares of common stock at $13.10 per share to these investors. The purchase price for the common stock represented a discount of approximately 10% to the average closing Nasdaq National Market price for the 20 business days preceding the close.

Fredric D. Price, BioMarin's Chairman and Chief Executive Officer said, "This private placement provides us with additional financial resources for our three most advanced clinical and development programs: AldurazymeTM for MPS-I, rhASB for MPS-VI, and Vibriolysin for burn debridement. The net proceeds will also be used to fund operating expenses, capital expenditures, and working capital requirements. In addition, these funds may be used for research and development of other product candidates, build up of our supporting infrastructure, and other general corporate purposes."

UBS Warburg LLC served as placement agent for the transaction. In addition, SCO Securities LLC acted as a financial advisor to BioMarin.

These securities have not been registered under the Securities Act of 1933, as amended, or state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from the registration requirements. The Company has agreed to use its best efforts to register all of the common stock relating to this transaction with the SEC within sixty (60) days following the closing.

BioMarin specializes in the development and commercialization of therapeutic enzyme products. Since inception in 1997, BioMarin has applied its proprietary enzyme technology to develop products for lysosomal storage diseases and for the treatment of serious burns. Glyko, Inc., a BioMarin subsidiary, provides analytical and diagnostic products and services in the area of carbohydrate biology.

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including the following potential future products: Aldurazyme for MPS-I rhASB for MPS-VI and Vibriolysin for burn debridement. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. Results may differ materially depending on the progress of BioMarin's product programs, actions of regulatory authorities, future availability of capital, future actions in the pharmaceutical market and developments by competitors, and those factors detailed in BioMarin's filings with the Securities and Exchange Commission such as 10Q, 10K and 8K reports. Stockholders are urged not to place undo reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

Aldurazyme is a trademark of BioMarin/Genzyme LLC.  All rights reserved.

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BioMarin's releases and other information on BioMarin and its products and technologies are available on the World Wide Web at http://www.BioMarinPharm.com.